Exhibit 3.1

CIT GROUP INC.

AMENDED AND RESTATED BY-LAWS
As Amended Through March 15, 2016

Article I
OFFICES

Section 1.01.            Registered Office. The registered office of CIT Group Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02.            Other Offices. The Corporation may also have one or more offices at such other places, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

Section 1.03.            Location of Books and Records. The books and records of the Corporation may be kept (subject to the provisions of the laws of the State of Delaware) at any place, either within or without the State of Delaware, as from time to time may be determined by the Board of Directors.

Article II
STOCKHOLDERS

Section 2.01.            Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02.            Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Any previously scheduled annual meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such meeting.

Section 2.03.            Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation (including any certificates of designation with respect to any of the Corporation’s Preferred Stock (“Preferred Stock”), the “Certificate of Incorporation”), special meetings of stockholders of the Corporation may be called at any by (i) the Chairman of the Board of Directors or secretary of the Corporation at the request in writing of stockholders holding at least 25% of the voting power of the issued and outstanding common stock of the Corporation entitled to vote generally for the election of directors or (ii) by the Board of Directors in its discretion. Such a written request of stockholders shall state the purpose or purposes of the proposed meeting.

Except as otherwise required by law or by the Certificate of Incorporation, no business shall be transacted at any special meeting of stockholders other than the items of business stated in the notice of meeting.

Section 2.04.            Notice of Meetings. A notice of meeting, stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, or to the extent and in the manner permitted by applicable law.

Section 2.05.            Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The Chairman of the Board or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman of the Board or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06.            Notice of Stockholder Business and Nominations; Proxy Access.

(a)                Nature of Business at Meetings of Stockholders. Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.06(b)) may be transacted at an Annual Meeting of Stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.06(a) and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.06(a).

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public announcement of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(a) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, and

(b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.06(a) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.

No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.06(a); provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.06(a) shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Nothing contained in this Section 2.06(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(b)               Nomination of Directors; Advance Notice of Stockholder Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.06(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.06(b), or (c) by any stockholder of the Corporation or group of stockholders in accordance with Section 2.06(c). Nominations of persons for election to the Board of Directors may be made at any Special Meeting of Stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.06(b) and on the record date for the determination of stockholders entitled to notice of and to vote at such Special Meeting and (ii) who complies with the notice procedures set forth in this Section 2.06(b). For the avoidance of doubt, stockholders are not permitted to nominate, in accordance with Section 2.06(c), persons for election to the Board of Directors at a Special Meeting of Stockholders.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public announcement of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public announcement of the date of the Special Meeting was made, whichever first occurs.

In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:

(a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person; (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Such notice must also include an executed questionnaire, representation and agreement pursuant to Section 2.06(e) (which form of questionnaire shall be provided by the secretary of the Corporation upon written request), which must be submitted within 10 days of the stockholder’s notice.

A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.06(b) or Section 2.06(c) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.06(b) or Section 2.06(c). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(c)                Proxy Access for Director Nominations.

(i)                 Definitions. For purposes of Section 2.06, the following terms shall have the following meanings:

(A)             “Authorized Group Member” shall mean, with respect to any nomination by a Nominator Group, the member of that Nominator Group that is authorized to act on behalf of all members of that Nominator Group with respect to matters relating to the nomination, including withdrawal of the nomination.

(B)              “Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director.

(C)              “Eligible Stockholder” shall mean a person who has either (1) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in Section 2.06(c)(iv) continuously for the required three-year period or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 2.06(c)(v), evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries.

(D)             “Maximum Number” shall mean that number of directors constituting the greater of (1) two or (2) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.06(c) (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 2.06(c)(iii)(A).

(E)              “Minimum Number” shall mean 3% of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(F)               “Nominating Stockholder” shall mean any Eligible Stockholder or group of up to 20 stockholders (a “Nominator Group”) that, collectively as a group, satisfy the requirements to qualify as an Eligible Stockholder, that (1) has (individually and collectively, in the case of a Nominator Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.06(c) (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 2.06(c)), and (2) has nominated a Stockholder Nominee.

(G)             “Nomination Notice” shall mean all information and documents that a Nominating Stockholder is required to submit to the Secretary of the Corporation pursuant to Section 2.06(c)(vi).

(H)             “Own” shall mean possession, with respect to those outstanding shares of common stock of the Corporation entitled to vote generally for the election of all directors of the Corporation, of both: (1) the full voting and investment rights pertaining to the shares; and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (I) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (II) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (III) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree any gain or loss arising from the full economic Ownership of such shares by such stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index. A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in either case is revocable at any time by the stockholder; provided, however, in the event of a loan, the stockholder has the power to recall such loaned shares on five business days’ notice. The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether shares constitute shares Owned shall be decided by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders.

(I)                “Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.

(J)                “Stockholder Nominee” shall mean any person nominated for election pursuant to this Section 2.06(c).

(K)             “Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the Corporation, will act or vote on any issue or question.

(ii)               Proxy Access at Annual Meetings. Subject to the provisions of this Section 2.06(c), if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any Annual Meeting of Stockholders:

(A)             the name of any Stockholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(B)              disclosure about the Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(C)              any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.06(c)(vii)(C)), if such statement does not exceed 500 words; and

(D)             any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, information relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 2.06(c).

For the avoidance of doubt, the provisions of this Section 2.06(c) shall not apply to a Special Meeting of Stockholders, and the Corporation shall not be required to include a director nominee of a stockholder or group of stockholders in the Corporation’s proxy statement or form of proxy or ballot for any Special Meeting of Stockholders.

(iii)             Maximum Number of Stockholder Nominees.

(A)             The Corporation shall not be required to include in the proxy statement for an Annual Meeting of Stockholders more Stockholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.06(c)(v) but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular Annual Meeting shall be reduced by:

(1)               Stockholder Nominees whose nominations for election at such Annual Meeting are subsequently withdrawn;

(2)               Stockholder Nominees who the Board of Directors itself decides to nominate for election at such Annual Meeting;

(3)               the number of incumbent directors or director candidates (including, without limitation, candidates who are not Stockholder Nominees) that in either case will be included in the Corporation’s proxy statement for an Annual Meeting of Stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and

(4)               the number of incumbent directors who had been Stockholder Nominees at any of the preceding two Annual Meetings of Stockholders and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors.

(B)              Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.06(c) shall rank such Stockholder Nominees based on the order that the Nominating Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Nominating Stockholders pursuant to this Section 2.06(c) exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.06(c) from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation that each Nominating Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

(iv)             Eligible Stockholders.

(A)             An Eligible Stockholder or Nominator Group may submit a nomination in accordance with this Section 2.06(c) only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number (as adjusted for any stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares through the date of the Annual Meeting. No shares may be attributed to more than one Eligible Stockholder. The following shall be treated as one Eligible Stockholder or one member of a Nominator Group if such Eligible Stockholder or member of a Nominator Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “family of investment companies” or a “group of investment companies” (each as defined in or under the Investment Company Act of 1940, as amended).

For the avoidance of doubt, in the event of a nomination by a Nominator Group, any and all requirements and obligations for a given Eligible Stockholder (including, without limitation, each and every fund or company that comprises the Nominator Group) that are set forth in this Section 2.06(c), including the minimum holding period, shall apply to each member of such Nominator Group; provided, however, that the Minimum Number shall apply to the Ownership of the Nominator Group in the aggregate. Should any stockholder withdraw from a Nominator Group at any time prior to the Annual Meeting of Stockholders, the Nominator Group shall only be deemed to Own the shares held by the remaining members of that Nominator Group.

(B)              No stockholder shall be permitted to be in more than one Nominator Group, and if any stockholder appears as a member of more than one Nominator Group, or as a member of a Nominator Group and as a Nominating Stockholder without any such group, such stockholder shall be deemed to be a member of only the Nominator Group that has the largest Ownership position as reflected in the Nomination Notice and is not permitted to act as a Nominating Stockholder separate from such Nominator Group.

(v)               Timely Nomination Notice. To be timely, a Nomination Notice must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the one-year anniversary of the date (as stated in the Corporation’s proxy materials relating to that Annual Meeting) that the Corporation first mailed its proxy statement for the Annual Meeting of the previous year, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 2.06(c); provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of the immediately preceding Annual Meeting of Stockholders, the Nomination Notice to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public announcement of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Nomination Notice.

(vi)             Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Stockholder or its representatives at its own cost:

(A)             documentary evidence in the form of one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Stockholder Owns, and has continuously Owned for the preceding three years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five business days after the record date for the Annual Meeting, documentary evidence in the form of written statements from the record holder and intermediaries verifying and certifying the Nominating Stockholder’s continuous Ownership of the Minimum Number of shares through the record date;

(B)              an undertaking to provide immediate notice if the Nominating Stockholder ceases to Own the Minimum Number of shares prior to the date of the Annual Meeting;

(C)              a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(D)             the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

(E)              a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each member of a Nominator Group):

(1)               the information and other deliverables that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.06(b), as if the Nominating Stockholder were the proposing stockholder under that section;

(2)               to the extent not included in the response to paragraph (1) above, a detailed description of all material relationships, between or among the Nominating Stockholder, on the one hand, and each Stockholder Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S−K (or its successor Item) if the Nominating Stockholder were the “registrant” for purposes of such item and the Stockholder Nominee, were a director or executive officer of such registrant;

(3)               a detailed description of all communications by such Nominating Stockholder with any other stockholder or beneficial owner of any securities of the Corporation regarding such Stockholder Nominee;

(4)               the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(5)               a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(6)               a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s);

(7)               a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the Annual Meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(8)               a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors, (I) an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, or (II) any communication, as described in Rule 14a-1(l)(2)(iv) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the Annual Meeting and the reasons therefore;

(9)               a representation and warranty that the Nominating Stockholder will not use or distribute any proxy card other than the

Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the Annual Meeting;

(10)           a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or Stock Exchange Rules;

(11)           a representation and warranty that the Stockholder Nominee: (A) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors; and (B) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee;

(12)           a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.06(c)(iv);

(13)           a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.06(c)(iv) through the date of the Annual Meeting;

(14)           the details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(15)           the details of any position of the Stockholder Nominee as a director, trustee, officer or employee with management functions for any (I) depository institution, depository holding company that is not affiliated with the Corporation, each as defined in the Depository Institution Management Interlocks Act, as amended (the “Interlocks Act”) and the rules and regulations thereunder, or (II) entity that has been designated as a systemically important financial institution pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”) and the rules and regulations thereunder;

(16)           if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors. Any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and

(17)           in the case of a nomination by a Nominator Group, the designation by all group members of one Authorized Group Member;

(F)               an executed agreement (which form of agreement shall be provided by the secretary of the Corporation upon written request), which must be submitted within ten (10) days of the Nominating Stockholder’s first submission of any information required by this Section 2.06(c)(vi), pursuant to which the Nominating Stockholder (including each member of a Nominator Group) agrees:

(1)               to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(2)               to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(3)               to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or the Stockholder Nominee nominated by such Nominating Stockholder with the Corporation, its stockholders or any other person, including, without limitation, the Nomination Notice;

(4)               to indemnify and hold harmless (jointly with all other members of a Nominator Group, if applicable) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or Stockholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 2.06(c), or otherwise arising out of any nomination, solicitation or other activity by any Eligible Stockholder or any member of a Nominator Group in connection with its efforts pursuant to this Section 2.06(c);

(5)               to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of any misstatement or omission if information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any member of a

Nominator Group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation and any other recipient of the information that is required to correct the misstatement or omission; and

(6)               in the event that the Nominating Stockholder (including any member of a Nominator Group) has failed to continue to satisfy the eligibility requirements described in Section 2.06(c)(iv), to promptly notify the Corporation; and

(G)             an executed questionnaire, representation and agreement pursuant to Section 2.06(e) (which form of questionnaire shall be provided by the secretary of the Corporation upon written request), which must be submitted within 10 days of the Nominating Stockholder’s first submission of any information required by this Section 2.06(c)(vi).

The information and documents required by this Section 2.06(c)(vi) shall be provided with respect to and executed by the Nominating Stockholder (and each member of a Nominator Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or any member of a Nominator Group. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.06(c)(vi) (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the secretary of the Corporation.

(vii)           Exclusion or Disqualification of Stockholder Nominees.

(A)             If, after the deadline for submitting a Nomination Notice as set forth in Section 2.06(c)(v), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, the Corporation:

(1)               shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder; and

(2)               may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(B)              Notwithstanding anything to the contrary contained in this Section 2.06(c), the Corporation may omit from its proxy materials any Stockholder Nominee, and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support), and in such case such nomination shall be disregarded and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if:

(1)               the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors at the Annual Meeting pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.06(b);

(2)               the Nominating Stockholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the Annual Meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors;

(3)               the Nominating Stockholder has engaged in, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors, (I) an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, or (II) any communication, as described in Rule 14a-1(l)(2)(iv) under the Exchange Act, stating how the Nominating Stockholder intends to vote at the Annual Meeting and the reasons therefore;

(4)               the Nominating Stockholder or the Authorized Group Member, as applicable, or any qualified representative thereof, does not appear at the Annual Meeting to present the nomination submitted in accordance with this Section 2.06(c);

(5)               the Board of Directors, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-Laws or the Certificate of Incorporation, or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;

(6)               the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.06(c) at one of the Corporation’s two preceding Annual Meetings of Stockholders and either withdrew from or became ineligible or unavailable for election at such

Annual Meeting or received a vote of less than 25% of the shares of common stock entitled to vote for such Stockholder Nominee;

(7)               the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(8)               the Stockholder Nominee is a director, trustee, officer or employee with management functions for any (I) depository institution, depository holding company that is not affiliated with the Corporation, each as defined in the Interlocks Act and the rules and regulations thereunder, or (II) entity that has been designated as a systemically important financial institution pursuant to the Dodd-Frank Act and the rules and regulations thereunder;

(9)               the Stockholder Nominee’s election as a member of the Board of Directors would cause or otherwise require the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency, United States Department of the Treasury;

(10)           the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.06(c)(iv), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under or pursuant to this Section 2.06(c).

(C)              Notwithstanding anything to the contrary contained in this Section 2.06(c), the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if:

(1)               such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(2)               such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority;

(3)               the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or

(4)               the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

(D)             The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(viii)         Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors, including, without limitation, the chairman of the relevant Annual Meeting) shall have the power and authority to interpret this Section 2.06(c) and to make any and all determinations necessary or advisable to apply this Section 2.06(c) to any persons, facts or circumstances, including the power to determine (A) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder or Nominator Group, as applicable, (B) whether a Nomination Notice complies with this Section 2.06(c), (C) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 2.06(c), and (D) whether any and all requirements of this Section 2.06(c) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors, including, without limitation, the chairman of the relevant Annual Meeting) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.

(d)               General. For purposes of this Section 2.06, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(e)                Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection, and to serve, as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.06(b) or Section 2.06(c), as applicable) to the Secretary at the Corporation’s principal place of business a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any Voting Commitment that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any Compensation Arrangement (a) in connection with such person’s nomination or candidacy for director that has not been disclosed to the Corporation or (b) in connection with service or action as a director, (iii) will comply with all informational and similar requirements of applicable insurance and other laws and regulations, (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Corporation, will be in compliance with, and will in the future comply with, all applicable laws (including, without limitation, fiduciary duty requirements), policies and guidelines of the Corporation, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading, (v) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, and (vi) will promptly provide to the Corporation such other information as it may reasonably request.

Section 2.07.            Chairman and Secretary of the Meeting.

Meetings of the stockholders shall be presided over by the Chairman of the Board or the Chief Executive Officer, or if neither the Chairman nor the Chief Executive Officer is present, any officer designated by the Chairman of the Board or the Chief Executive Officer to act as chairman, or if the Chairman and Chief Executive Officer are not present and neither the Chairman nor the Chief Executive Officer has designated a chairman, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, shall be as determined by the chairman of the meeting.

Section 2.08.            Voting Rights. At any meeting of stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his or her authorized representative, or otherwise as provided under the Delaware General Corporation Law.

Section 2.09.            Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, shall not be more than ten (10) days after the date on which the Board of Directors, by resolution, fixes a record date for any such consent in writing, and shall not be more than sixty (60) days prior to any other action.

Section 2.10.            List of Stockholders. For a period of at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order for each class of stock, and showing their addresses and their record holdings as of the record date shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.11.            Inspectors. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, certify the number of shares represented at the meeting, count the votes, decide the results and make a certified, written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Article III
DIRECTORS

Section 3.01.            General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

Section 3.02.            Number, Term of Office and Election. Subject to the rights of the holders of any Preferred Stock to elect directors under any specified circumstances, the entire Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. A nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with (A) the advance notice requirements for stockholder nominees for director set forth in Article II, Section 2.06(b) of these By-Laws or (B) the proxy access requirements for stockholder nominees for director set forth in Article II, Section 2.06(c) of these By-Laws, and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Votes cast shall not include abstentions with respect to the election of directors.

Subject to his or her earlier death, resignation or removal as provided in Sections 3.04 or 3.05, each director shall hold office until the annual meeting of the stockholders next ensuing after his or her election and until his or her successor is elected and shall have qualified. Directors need not be stockholders.

Section 3.03.            Quorum. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The act of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise provided in the Delaware General Corporation Law, the Certificate of Incorporation, or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. If permitted by applicable law, the directors present at a duly authorized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.04.            Resignation. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 3.05.            Removal. Subject to any rights of holders of Preferred Stock, any director may be removed from office, with or without cause, by the holders of 66 2/3% of the voting power of the outstanding shares of Voting Stock, voting together as one class.

Section 3.06.            Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors shall have been duly elected and qualified, subject to their prior death, resignation, retirement disqualification or removal from office. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.07.            Meetings.

(a)                Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. In the absence of any such designation, the meetings shall be held at the principal executive offices of the Corporation. Regular meetings of the Board of Directors shall be held six times each year on a bi-monthly basis and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer or the President or, at the request in writing of a majority of the directors, by the Secretary.

(b)               A meeting of the Board of Directors may be held without notice immediately after or before the annual meeting of stockholders at the same place at which such meeting was held or as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board of Directors determines from time to time. For all other meetings of the Board of Directors, the Secretary or an Assistant Secretary shall give notice to each director of the time and place of the meeting by (a) mailing such notice by United States mail not later than the tenth (10th) day preceding the day on which such meeting is to be held, (b) sending such notice via courier not later than the fourth (4th) business day preceding the day on which such meeting is to be held or (c) sending such notice by facsimile or electronic mail transmission or other form of electronic communication or delivering such notice personally or by telephone, in each case, not later than during the second (2nd) day immediately preceding the day on which such meeting is to be held. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

(c)                The Chairman of the Board shall preside at all meetings of the Board of Directors at which he shall be present. In his or her absence, the Lead Director shall preside at all meetings of the Board of Directors at which he or she shall be present and in the absence of the Lead Director, the Board of Directors shall choose a chairman of each meeting who shall preside thereat.

Section 3.08.            Dividends. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 3.09.            Committees. (a) The Corporation shall have four standing committees: (i) the audit committee; (ii) the compensation committee; (iii) the nominating and governance committee; and (iv) the risk management committee. (b) Each committee shall be governed by a charter approved by the Board of Directors.

Section 3.10.            Additional Committees. The Board of Directors may in its discretion, by resolution passed by the affirmative vote of a majority of the entire Board of Directors, designate such other committees, which, to the extent permitted by law and conferred by the resolutions appointing them, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to dissolve any such committee formed by it.

Section 3.11.            Committee Membership. Subject to any other provisions herein or in any applicable charter (including the Audit Committee Charter and the Compensation and

Governance Committee Charter), the Board of Directors shall determine the number and the identity of the directors who shall belong to each committee.

Section 3.12.            Rules and Procedures. (a) Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chairman of the committee. Notice of meetings of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. At all meetings of such committee, a majority of its members, but not less than two, shall constitute a quorum for the transaction of business. The act of the committee members present at any meeting at which there is a quorum shall be the act of such committee. Only the Board of Directors shall have the power to fill vacancies in any committee. All action taken at any meeting of a committee shall be recorded in minutes of the meeting and each committee shall deliver such minutes to the Secretary of the Corporation to be filed with the books and records of the Corporation. (b) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. (c) Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. (d) Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.13.            Application of Article. Whenever any provision of any other document relating to any committee of the Corporation named therein shall be in conflict with any provision of this Article III, the provisions of this Article III shall govern, except that if such other document shall have been approved by a vote of the Board of Directors, the provisions of such other document shall govern, and except that the provisions of the Audit Committee Charter and the provisions of the Compensation and Governance Committee Charter shall govern.

Section 3.14.            Compensation. Each director who is not an employee or officer of the Corporation or its subsidiaries, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such compensation for such periods or such fees for attendance at meetings of the Board of Directors or of any committee, or both, as the Board of Directors or the Nominating and Governance Committee shall from time to time determine. The Board of Directors or the Nominating and Governance Committee may provide that the Corporation shall reimburse each director or member of a committee for any reasonable expenses incurred by him or her on account of his or her attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any of its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

Section 3.15.            Entire Board of Directors. As used in these By-Laws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.

Article IV
OFFICERS

Section 4.01.            Number. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a Secretary, a Chief Financial Officer, a Chief Compliance Officer, a Chief Risk Officer, a Treasurer, a Controller, a General Counsel and such other officers as may be appointed in accordance with the provisions of Section 4.03. Any number of offices may be held by the same person.

Section 4.02.            Election, Term of Office and Qualifications. Each officer specifically designated in Section 4.01 shall be chosen by the Board of Directors within sixty (60) days after each annual election of directors, and shall hold his or her office until a successor shall have been chosen and qualified or until his or her earlier death or until he or she shall resign or shall have been removed in the manner provided in Section 4.04. The Chairman of the Board and the Chief Executive Officer shall be directors. No other officer need be a director.

Section 4.03.            Other Officers. The Board of Directors from time to time may choose other officers or agents, including, but not limited to, one or more Vice Chairmen, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Controllers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Chairman of the Board, the President or the Chief Executive Officer may appoint any such other officers or agents, other than a Chief Operating Officer, fix their term of office, and prescribe their respective authorities and duties.

Section 4.04.            Removal. Any officer may be removed either with or without cause by the vote of a majority of the directors; provided that any officer who reports to either the Chief Executive Officer or President or to some other officer who in turn reports to the Chief Executive Officer or the President may also be removed by action of the Chief Executive Officer or the President or such other officer, as the case may be.

Section 4.05.            Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer and the acceptance of a resignation shall not be necessary to make it effective.

Section 4.06.            Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

Section 4.07.            The Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board of Directors may from time to time determine. The Chairman shall be a member of the Board of Directors. The Chairman shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 4.08.            Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the overall direction and control of the Board of Directors, shall have general charge and control of the business and affairs of the Corporation. In the event of the death, absence, unavailability or disability of the Chairman of the Board or the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the Chairman. The Chief Executive Officer shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors. The Chief Executive Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 4.09.            The Chief Operating Officer. In the event the Board of Directors shall choose a Chief Operating Officer, the Chief Operating Officer shall be the chief operating officer of the Corporation responsible for directing, administering and coordinating the business operations of the Corporation in accordance with policies, goals and objectives established by the Board of Directors. The Chief Operating Officer shall generally assist the Chief Executive Officer and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe. The Chief Operating Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 4.10.            The Vice Presidents and Assistant Vice Presidents. The Vice Presidents and Assistant Vice Presidents shall perform such duties and may exercise such powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors, the Chairman, a Vice Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. The Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. In the event of the death, absence, unavailability or disability of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, the Board of Directors may, in its discretion, designate one or more Vice Presidents who shall, for the time being, act as Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer; and when so acting, such Vice Presidents shall have all of the powers and discharge all of the duties of the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer. Each Vice President who has been designated an Executive Vice President or Senior Vice President shall, except where by law the signature of the President is required, possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 4.11.            The Secretary and the Assistant Secretaries. The Secretary shall:

(1)               Attend meetings of the stockholders and the Board of Directors, keep the minutes of such meetings and cause the same to be recorded in books provided for that purpose;

(2)               Prepare, or cause to be prepared, and submit to the Inspectors of election at each meeting of the stockholders a certified list, in alphabetical order, of the names of the stockholders entitled to vote at such meeting, together with the class and number of shares of stock held by each;

(3)               Provide that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute;

(4)               Be custodian of the records and minutes of the Corporation, the Board of Directors and any committees thereof, and of the seal of the Corporation; see that the seal is affixed, if necessary, to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized and attest the seal when so affixed;

(5)               Provide that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed; and

(6)               In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments and attest the same.

Section 4.12.            Chief Financial Officer. The Chief Financial Officer shall, subject to the control of the Board of Directors, keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, the President or the Chief Executive Officer, or these By-Laws. The Chief Financial Officer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 4.13.            The Treasurer and the Assistant Treasurers.

(a)                The Treasurer shall, subject to the control of the Board of Directors and except as such powers and duties are otherwise vested in the Chief Financial Officer (if such position shall be held by a different person), have the care and custody of the funds including the borrowing thereof, the securities, receipts and disbursements of the Corporation; cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation, in such banks or trust companies or with such bankers of other depositaries as shall be selected by the Board of Directors or Audit Committee, or pursuant to authority conferred by the Board of Directors or Audit Committee; cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation; cause to be taken and preserved paper vouchers for all moneys disbursed; render to the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Board of Directors or the Audit Committee, whenever requested, an account of his or her transactions as Treasurer; in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors. The Treasurer shall have the power to sign all certificates, contracts, obligations and other instruments of the Corporation.

(b)               At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer, or in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

Section 4.14.            The Controller and the Assistant Controllers.

(a)                The Controller shall cause to be kept correct books of accounts of all the business transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made, shall examine and certify the accounts of the Corporation, shall render to the Board of Directors, the Audit Committee, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer, whenever requested, an account of the financial condition of the Corporation, and shall report to the Board of Directors, to the Audit Committee or to such officers as the Board of Directors may require. He or she shall perform such other duties and have such other powers as from time to time may be assigned to him or her by the Board of Directors.

(b)               At the request of the Controller, or in his or her absence or disability, the Assistant Controller, or in case there shall be more than one Assistant Controller, the Assistant Controller designated by the Board of Directors or by the Chairman of the Board, the President, the Chief Executive Officer or the Chief Operating Officer, shall perform any of the duties of the Controller and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Controller.

Section 4.15.            General Counsel. The General Counsel shall be the chief legal officer of the Corporation and shall have responsibility for the general supervision of all matters of a legal nature concerning the Corporation. He or she shall perform all such duties commonly incident to his or her office or as properly required of him or her by the Chairman of the Board of Directors or the Chief Executive Officer. The General Counsel shall have the power to sign certificates, contracts, opinions and other documents of or on behalf of the Corporation.

Section 4.16.            Voting Shares in Other Corporations. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a proxy or proxies appointed by any of them.

Section 4.17.            Contracts. Any officer having the power to sign certificates, contracts, obligations and other instruments of the Corporation may delegate such power to any other officer or employee of the Corporation, provided that the officer having delegated such power shall be accountable for the actions of such other officer or employee.

Article V
CERTIFICATES OF STOCK

Section 5.01.            Form, Transfer. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Each registered holder of shares, upon request to the Corporation, shall be provided with a certificate of stock representing the number of shares owned by such holder. The certificates of stock of the Corporation shall be in the form or forms from time to time approved by the Board of Directors. Transfers of stock shall be made upon the books of the Corporation: (1) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s), or (2) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

Section 5.02.            Signatures. The certificates of stock shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman or any Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer (except that where any such certificate is countersigned either (a) by a transfer agent other than the Corporation or its employee or (b) by a registrar other than the Corporation or its employee, any other signature on any such certificate may be a facsimile) and shall be countersigned and registered in such a manner, if any, as the Board of Directors may by resolution prescribe. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation or these By-Laws shall be amended to eliminate his or her office before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation or such office had not been eliminated, and such issuance and delivery shall constitute adoption thereof by the Corporation.

Section 5.03.            Lost Certificates. The Board of Directors or any officer of the Corporation to whom the Board of Directors has delegated authority may authorize any transfer agent of the Corporation to issue, and any registrar of the Corporation to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in the place of a certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon receipt by the transfer agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Corporation and any transfer agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the transfer agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other documents or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Corporation. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper to do so.

Section 5.04.            Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Article VI
CHECKS, NOTES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations, bonds and other orders or instruments for the payment of money, shall be signed by such officer or officers, employee or employees, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors. The Board of Directors may, in its discretion, also provide for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

Article VII
FISCAL YEAR

The fiscal year of the Corporation shall be as specified by the Board of Directors.

Article VIII

CORPORATE SEAL

The corporate seal shall be in such form as shall from time to time be approved by the Board of Directors. If and when so authorized by the Board of Directors, a duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer. In lieu of the corporate seal, when so authorized by the Board of Directors, a facsimile of such corporate seal may be impressed or affixed or reproduced.

Article IX
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 9.01.            General. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, if such attorney’s fees are incurred in accordance with the policies and procedures established by the Company from time-to-time), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 9.02.            Corporation Suit. Subject to Section 9.03, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.03.            Authorization. Any indemnification under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the current or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 9.01 or 9.02. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (d) by the stockholders. To the extent, however, that a current or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 9.04.            Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation or by a former director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding for which indemnification is available pursuant to this Article IX shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IX. Such expenses (including attorneys’ fees) incurred by other employees and agents of the Corporation or by a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Board of Directors or the Chief Executive Officer and General Counsel deem appropriate.

Section 9.05.            Non-Exclusive Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these By-Laws, or any agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 9.01 and 9.02 shall be made to the fullest extent permitted by law. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.01 or 9.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

Section 9.06.            Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article IX.

Section 9.07.            Definitions. For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX. For purposes of this Article IX, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; provided, that the foregoing shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article IX.

Section 9.08.            Continuing Nature. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 9.09.            Limitation. Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 9.10.            Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 9.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.01 or 9.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02, as the case may be. Neither a contrary determination in the specific case under Section 9.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.10 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Article X
RELIANCE ON RECORDS AND REPORTS

Each director, officer or member of any committee designated by, or by authority of, the Board of Directors, shall in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or any of its subsidiaries, or upon reports made to the Corporation or any of its subsidiaries by any officer or employee of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

Article XI
AMENDMENTS

The Board of Directors shall have the express power, without a vote of stockholders, to adopt any By-Law, and to amend, alter or repeal these By-Laws, except to the extent that these By-Laws or the Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors; provided, however, that notwithstanding the foregoing, the Board of Directors may alter, amend or repeal By-Laws in conflict with Section 3.05 of these By-Laws or this Article XI of these By-Laws only by a resolution adopted by 66 2/3% vote of the entire Board of Directors. Stockholders may not adopt any By-Law, nor amend, alter or repeal these By-Laws of the Corporation, except upon the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of Voting Stock, voting together as a single class. These By-Laws may be altered, amended or repealed at any meeting of the Board of Directors, provided that notice of such proposed alteration, amendment or repeal is contained in the notice of such meeting of the Board of Directors.

Article XII
FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).